As filed with the Securities and Exchange Commission on September 5, 2000.

Registration No. 333-36328

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO
FORM S-1

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

KPMG CONSULTING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	54161	22-3680505
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1676 International Drive

McLean, Virginia 22102
(703) 747-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David W. Black, Esq.

Executive Vice President,
General Counsel and Secretary
1676 International Drive
McLean, Virginia 22102
(703) 747-3000
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Paul L. Choi, Esq. Sidley & Austin Bank One Plaza 10 South Dearborn Street Chicago, Illinois 60603 Telephone: (312) 853-7000 Facsimile: (312) 853-7036	Jeffrey Small, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Facsimile: (212) 450-4800

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [   ]

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      The purpose of this Amendment No. 2 is solely to file certain exhibits to the Registration Statement as set forth below as in Item 16(a) of Part II.

Item 16.	Exhibits and Financial Statement Schedules

      (a)  Exhibits

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Registrant**
3.2	Amended and Restated Bylaws of the Registrant**
3.3	Certificate of Designation for the Series A Mandatorily Redeemable Convertible Preferred Stock**
4.1	Specimen Certificate for shares of Common Stock of the Registrant*
5.1	Opinion of Sidley & Austin relating to legality of shares being registered**
10.1	Amended and Restated Separation Agreement dated as of , 2000 among KPMG LLP, KPMG Consulting, LLC and the Registrant*
10.2	Limited License Agreement with KPMG International*
10.3	Transition Services Agreement dated as of , 2000 among KPMG LLP, KPMG Consulting, LLC and the Registrant*
10.4	Non-Competition Agreement dated as of , 2000 among KPMG LLP, KPMG Consulting, LLC and the Registrant*
10.5	Form of Member Distribution Agreement for KPMG LLP Qualified Partners**
10.6	Form of Member Distribution Agreement for KPMG Consulting Qualified Employees**
10.7	Form of Member Distribution Agreement for KPMG Consulting Non-Qualified Employees**
10.8	Form of Member Agreement for KPMG Consulting Non-Eligible Employees**
10.9	Form of Managing Director Agreement**
10.10	Registration Rights Agreement dated as of January 31, 2000 between KPMG LLP and the Registrant**
10.11	Stock Purchase Agreement dated as of December 29, 1999 between Cisco Systems, Inc. and the Registrant**
10.12	Investor Rights Agreement dated as of January 31, 2000 among KPMG LLP, Cisco Systems, Inc. and the Registrant**
10.13	Alliance Agreement dated as of December 29, 1999 between Cisco Systems, Inc. and KPMG LLP†
10.14	Limited Liability Company Agreement of Qwest Cyber.Solutions LLC†
10.15	Marketing Alliance Agreement dated as of October 12, 1999 between KPMG LLP and FedEx Corporation**
10.16	Business Alliance Agreement dated as of November 22, 1995 between KPMG LLP and Oracle Corporation**
10.17	National Partner Agreement dated as of September 20, 1993 between KPMG LLP and SAP America, Inc.**
10.18	Registrant’s 2000 Long-Term Incentive Plan and forms of stock option agreements**
10.19	Registrant’s 2000 Employee Stock Purchase Plan*
10.20	Registrant’s 401(k) Plan**
10.21	Valuation Services Conveyance Agreement effective as of June 30, 2000 between KPMG LLP and the Registrant*

Exhibit
No.	Description

21.1	List of subsidiaries of the Registrant*
23.1	Consent of Grant Thornton LLP**
23.2	Consent of Deloitte & Touche LLP**
23.3	Consent of Sidley & Austin (included in Exhibit 5.1 above)**
24.1	Power of Attorney**
27.1	Financial Data Schedule**

*	To be filed by amendment

**	Previously filed

†	Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and Rule 406 promulgated thereunder. Omitted information has been replaced with asterisks.

      (b)  Financial Statement Schedules

      No Schedules are listed because they are not required under the instructions related to the applicable accounting regulations of the Securities and Exchange Commission, are not applicable or the information has been provided in financial statements (or notes thereto) included in this Registration Statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia on the 5th day of September, 2000.

KPMG CONSULTING, INC.

By:	/s/ RANDOLPH C. BLAZER

Name: Randolph C. Blazer

Title:	Chief Executive Officer President and Director

      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed as of September 5, 2000 by the following persons in the capacities indicated.

Name	Title

* Stephen G. Butler	Chairman of the Board
/s/ RANDOLPH C. BLAZER Randolph C. Blazer	Chief Executive Officer, President and Director (Principal Executive Officer)
* Robert C. Lamb, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Douglas C. Allred	Director
* Robert W. Alspaugh	Director
* Kevin A. DeNuccio	Director
* Joseph E. Heintz	Director
* John T. Lanning	Director
* Roderick C. McGeary	Director
* Eugene D. O’Kelly	Director

Name	Title

* Michael J. Regan	Director
* J. Terry Strange	Director
* By: /s/ DAVID W. BLACK David W. Black	Attorney-In-Fact

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Registrant**
3.2	Amended and Restated Bylaws of the Registrant**
3.3	Certificate of Designation for the Series A Mandatorily Redeemable Convertible Preferred Stock**
4.1	Specimen Certificate for shares of Common Stock of the Registrant*
5.1	Opinion of Sidley & Austin relating to legality of shares being registered**
10.1	Amended and Restated Separation Agreement dated as of , 2000 among KPMG LLP, KPMG Consulting, LLC and the Registrant*
10.2	Limited License Agreement with KPMG International*
10.3	Transition Services Agreement dated as of , 2000 among KPMG LLP, KPMG Consulting, LLC and the Registrant*
10.4	Non-Competition Agreement dated as of , 2000 among KPMG LLP, KPMG Consulting, LLC and the Registrant*
10.5	Form of Member Distribution Agreement for KPMG LLP Qualified Partners**
10.6	Form of Member Distribution Agreement for KPMG Consulting Qualified Employees**
10.7	Form of Member Distribution Agreement for KPMG Consulting Non-Qualified Employees**
10.8	Form of Member Agreement for KPMG Consulting Non-Eligible Employees**
10.9	Form of Managing Director Agreement**
10.10	Registration Rights Agreement dated as of January 31, 2000 between KPMG LLP and the Registrant**
10.11	Stock Purchase Agreement dated as of December 29, 1999 between Cisco Systems, Inc. and the Registrant**
10.12	Investor Rights Agreement dated as of January 31, 2000 among KPMG LLP, Cisco Systems, Inc. and the Registrant**
10.13	Alliance Agreement dated as of December 29, 1999 between Cisco Systems, Inc. and KPMG LLP†
10.14	Limited Liability Company Agreement of Qwest Cyber.Solutions LLC†
10.15	Marketing Alliance Agreement dated as of October 12, 1999 between KPMG LLP and FedEx Corporation**
10.16	Business Alliance Agreement dated as of November 22, 1995 between KPMG LLP and Oracle Corporation**
10.17	National Partner Agreement dated as of September 20, 1993 between KPMG LLP and SAP America, Inc.**
10.18	Registrant’s 2000 Long-Term Incentive Plan and forms of stock option agreements**
10.19	Registrant’s 2000 Employee Stock Purchase Plan*
10.20	Registrant’s 401(k) Plan**
10.21	Valuation Services Conveyance Agreement effective as of June 30, 2000 between KPMG LLP and the Registrant*
21.1	List of subsidiaries of the Registrant*

Exhibit
No.	Description

23.1	Consent of Grant Thornton LLP**
23.2	Consent of Deloitte & Touche LLP**
23.3	Consent of Sidley & Austin (included in Exhibit 5.1 above)**
24.1	Power of Attorney**
27.1	Financial Data Schedule**

*	To be filed by amendment

**	Previously filed

†	Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and Rule 406 promulgated thereunder. Omitted information has been replaced with asterisks.